                                                                    EXHIBIT 10.5

                          CONSULTING SERVICES AGREEMENT


        This Agreement is entered into effective November 5, 1999 ("Effective Date"), between Genetronics, Inc. ("Genetronics"), a California corporation located at 11199 Sorrento Valley Road, San Diego, CA 92129 and Gunter A. Hofmann, Ph.D., having an address at 3750 Riviera Drive, #6, San Diego, California 92109 ("Consultant").

                                  I. BACKGROUND

1.1 Genetronics desires that Consultant provide consulting services to Genetronics for the purpose of advising Genetronics management and scientific staff on matters concerning the business of Genetronics, including but not limited to research, development, and intellectual property matters ("Field").

1.2 Consultant has agreed to provide services in the Field, pursuant to the terms and conditions that follow.

                             II. CONSULTING SERVICES

2.1 Consultant agrees to perform consulting services, as set forth in this
Section II, beginning as of the Effective Date and terminating upon the later of
(i) January 6, 2001, (ii) the date of expiration or termination of the stock option agreement entered into by Genetronics and Consultant as of November 12, 1999 ("New Options"), or (iii) the date of expiration or termination of the last stock option agreement between Genetronics and Consultant in effect as of the Effective Date of this Consulting Services Agreement ("Existing Options") (the "Term"). The parties acknowledge that the New Options will naturally expire on November 11, 2004, and the latest natural expiration date of the Existing Options is October 19, 2003. For the sake of clarity, the parties acknowledge that the New Options agreement and each Existing Options agreement shall be terminated on the date all options granted pursuant to such agreement have been exercised.

2.2 Consultant agrees to advise Genetronics management, scientists and/or other Genetronics consultants in the Field as requested by Genetronics ("Services"). Services shall include, but not be limited to, telephone time; on-site advising at Genetronics, or elsewhere; review of written documents; and/or preparation of written documents.

2.3 Services shall be provided on an as needed basis, as requested by Genetronics and pursuant to availability of Consultant. Consultant agrees to make reasonable accommodations in his schedule if necessary to provide requested Services.

2.4 Consultant shall report to James Lierman, Chief Operating Officer of Genetronics, or his delegate, when performing Services pursuant to this Agreement.

                                III. COMPENSATION

3.1 In consideration of Services, Genetronics shall compensate Consultant directly as follows during the terms of this Agreement:

        a. Genetronics shall pay Consultant One Thousand Dollars ($1,000) per full day of Services provided pursuant to Genetronics request ("Rate"), which Rate shall be prorated in the event less than a full day of Services is provided.

        b. Payment shall be made upon receipt of an invoice for Services rendered. Consultant agrees to submit an invoice no more frequently than one time per month.

3.2 The compensation set forth in Section 3.1 does not include expenses incurred pursuant to rendering Services. Genetronics shall reimburse Consultant for all reasonable living and transportation expenses incurred by Consultant pursuant to rendering requested Services or Excess Services, provided such expenses are approved in writing by Genetronics prior to being incurred. Reimbursement shall be made directly to Consultant upon submission to Genetronics of an invoice that includes original receipts.

3.3 Consultant shall maintain true and correct records for time spent fulfilling obligations under this Agreement and all transactions related thereto, for at least twenty-four (24) months after termination of this Agreement.

                 IV. NO CONFLICT OF INTEREST AND NO COMPETITION

4.1 Consultant acknowledges that no prior or existing relationships exist which would prevent Consultant from entering into and fulfilling all obligations under this Agreement.

4.2 Consultant shall not disclose to Genetronics any information, suggestion, product, product development, or process with respect to which Consultant is under any actual or implied duty to any third party to keep secret or to advise, suggest, or develop such information, and nothing in this Agreement shall impose an obligation on Consultant to act contrary to any such actual or implied duty to others. Genetronics shall be free to use all information that is disclosed by Consultant to Genetronics without any further obligation to Consultant.

4.3 Genetronics wishes to avoid any possibility of conflict arising in the future. Therefore, if any specific issue or project brought to the attention of Consultant by Genetronics poses a potential conflict of interest, Consultant will immediately advise Genetronics and Genetronics shall not request Services on that specific issue or project.

4.4 No Competition

        a. Consultant acknowledges that development of, and maintaining proprietary rights in, instruments, hardware, applicators and other equipment related to electroporation-mediated delivery of compositions, such as drugs and genes ("Genetronics Equipment") is a primary focus of Genetronics' current business and future goals. Consultant also acknowledges that research and development of electrically-assisted delivery of compositions to experimental animals and human subjects, for a variety of biological and pathological fields ("Genetronics Research"), is another current and future objective of Genetronics.

        b. It would be detrimental to Genetronics' business if Consultant were to assist Genetronics' competitors in the areas of Genetronics Research or with instrumentation competitive with Genetronics Equipment.

        c. Consultant shall not use, promote, develop, or assist in the development of, instrumentation that is competitive with Genetronics Equipment. Further, Consultant shall not contract or collaborate, or otherwise assist, a third party in the area of Genetronics Research. Consultant acknowledges and agrees with these restrictions.

4.5 Consultant warrants and represents that he is not aware that any relationship presently exists which is in conflict with the provisions of this
Section IV, and that he has disclosed to Genetronics any other consulting or business relationships that may possibly be related to this Agreement.

                           V. CONFIDENTIAL INFORMATION

5.1 Genetronics shall disclose confidential information to Consultant directly or indirectly, with or without notice of its confidential nature. Accordingly, Consultant agrees to hold all information disclosed to Consultant by Genetronics in confidence and neither disclose the same to others nor use the same for any purpose other than as provided herein without the written permission of Genetronics. Upon request, Consultant will return to Genetronics all written information supplied to Consultant by Genetronics, or generated by Consultant on behalf of Genetronics, including all copies thereof..

5.2 Consultant agrees that all technical information, including any reports, relating to Genetronics developed by Consultant in connection with Services under this Agreement, shall be the property of Genetronics and subject to the confidentiality and nonuse provisions set forth herein.

5.3 The duty of confidentiality and nonuse shall not apply to any information disclosed to Consultant by Genetronics which, through no act or failure to act on the part of Consultant:

        a. is or becomes public information,

        b. Consultant has in his possession at the time of disclosure by Genetronics, other than by previous disclosure by Genetronics or through his previous employment relationship with Genetronics,

        c. is furnished to Consultant by a third party without restriction on disclosure, provided the third party is not related to this Agreement or to Services rendered,

        d. is developed by or for Consultant outside the scope of this Agreement, or

        e. Consultant has an obligation to disclose under law, including but not limited to those promulgated by the FDA, SEC and/or USPTO, provided Genetronics is given a reasonable opportunity to review the planned disclosure and discuss the need for such.

                                 VI. INVENTIONS

6.1 Any inventions, discoveries and improvements, patentable or unpatentable, that arise out of Services provided by Consultant under this Agreement and for which Consultant is an inventor or coinventor, as determined under U.S. patent law, ("Inventions") shall belong to Genetronics.

6.2 Consultant shall promptly and fully disclose all Inventions that arise out of Services provided by Consultant under this Agreement to Genetronics and cooperate with Genetronics or with its attorneys as may be reasonably required in order to obtain patent and copyright protection therefor, including the signing of any proper assignments, affidavits, applications and the like. Furthermore, Consultant agrees to assign or otherwise transfer any and all property rights, including all patent rights and all copyrights in materials related to Services, domestic and foreign, resulting therefrom to Genetronics.

6.3 Consultant represents and warrants that he has the right to agree to the terms of Sections 6.1 and 6.2 and is not bound by an obligation of assignment to a third party with respect to Inventions, as defined herein.

                              VII. OTHER PROVISIONS

7.1 In performing Services for Genetronics pursuant to this Agreement, Consultant shall be acting in the capacity of an independent contractor to Genetronics and not as an employee of Genetronics or any of its subsidiaries or affiliated companies. Accordingly, although Genetronics shall specify the general nature of the work to be performed and the goals to be met, the details of performing such work and meeting such goals shall be determined by Consultant. Pursuant to this Agreement, Consultant shall not be entitled to any benefits Genetronics offers its employees.

7.2 Consultant is not an agent of Genetronics pursuant to this Agreement and is not authorized to make any representation, contract or commitment on behalf of Genetronics as a Consultant.

7.3 Consultant will be solely responsible for all tax returns and payments required to be filed with or made to any federal, state or local tax authority with respect to Consultant's performance of Services and receipt of fees under this Agreement. Consultant will regularly report amounts paid to Consultant by filing form 1099-MISC with the Internal Revenue Service as required by law. Because Consultant is an independent contractor, Genetronics will not withhold or make any payments for social security, unemployment insurance or disability insurance contributions, or obtain Workers' Compensation Insurance on Consultant's behalf. Consultant agrees to accept exclusive liability for complying with all applicable state and federal laws governing self-employed individuals, including obligations such as payment of taxes, social security, disability and other contributions based on fees paid to Consultant under this Agreement. Consultant hereby agrees to indemnify and defend Genetronics against any and all such taxes or contributions, including penalties and interest.

7.4 This Agreement may be terminated earlier than the Term set forth in Section
2.1 , only upon mutual agreement of the parties. Provisions of compensation, confidentiality, nonuse, and invention shall survive termination or expiration of this Agreement by any mechanism.

7.5 This Agreement cannot be assigned by Consultant.

7.6 Any amendment or modification to this Agreement shall be valid only if in writing and signed by both parties.

7.7 This Agreement will be governed by the laws of the State of California and, to the extent applicable, the laws of the United States of America, without regard to the place this Agreement is to be performed or where this Agreement was made. Any dispute arising under this Agreement that the parties cannot resolve by good faith negotiation and discussion shall be decided by binding arbitration, conducted according to rules and guidelines to which the parties shall jointly agree after good faith negotiation. In the event the parties cannot agree on such rules and guidelines within 30 days of beginning such negotiation, the parties hereby agree that the rules and guidelines of the American Arbitration Association shall apply to resolve the dispute.

        Agreement to the foregoing is indicated by the signatures below:

GENETRONICS, INC.                             GUNTER A. HOFMANN, PH.D.


By:  /s/ Martin Nash                          By:   /s/  Gunter A. Hofmann
    -------------------------------------         ------------------------------
    Martin Nash                                   Gunter A. Hofmann, Ph.D.
    President and Chief Executive Officer


Date:  12/06/99                               Date:      12/06/99
      -----------------------------------           ----------------------------